Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-93447) and Form S-3 (No. 333-45962) of Middleburg Financial Corporation of our report dated March 6, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Middleburg Financial Corporation for the year ended December 31, 2006.

Winchester, Virginia

March 16, 2007